Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Xcel Brands Inc. and Subsidiaries on Form S-8 of our report dated April 21, 2021 on our audit of the consolidated financial statements of Xcel Brands Inc. and Subsidiaries as of and for the year ended December 31, 2020 included in the Annual Report on Form 10-K of Xcel Brands, Inc. and Subsidiaries for the year ended December 31, 2021.

/s/ CohnReznick LLP

April 14, 2022

New York, New York